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                                                                   Exhibit 99(a)

                          PACIFIC NATIONAL CORPORATION

                        PROXY FOR MEETING OF STOCKHOLDERS

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated August __, 1997 in connection with the Special Meeting to be held at 10:00 a.m. on September __, 1997 at Pacific National Bank of Nantucket, 61 Main Street in Nantucket, Massachusetts, and hereby appoints Glenn L. Field, the attorney and proxy of the undersigned, to vote all shares of the Common Stock of PACIFIC NATIONAL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in said Proxy Statement.

     This proxy will be voted as specified or, if no choice is specified, FOR approval of the Affiliation Agreement and as said proxy deems advisable on such other matters as may properly come before the meeting.

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     This proxy is being solicited by the Board of Directors of Pacific National
Corporation. The Board of Directors recommends a vote FOR Proposal #1.

     1. AFFILIATION AGREEMENT: Approval of Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, by and among the Company, BankBoston Corporation and Boston Parent Corp. and the transactions contemplated thereby, including the merger of Boston Parent Corp., a wholly-owned subsidiary of BankBoston Corporation, with and into the Company.

                              FOR               AGAINST
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     2.   As determined by the proxy, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

Please check here, if planning to attend meeting:
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Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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